EXHIBIT 3.1 (a)

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

HMS HOLDINGS CORP.

Under Section 805 Of The Business Corporation Law

     We, the undersigned, being the President and Secretary of HMS Holdings Corp., do hereby certify:

     FIRST: The name of the Corporation is HMS Holdings Corp.

     SECOND: The Certificate of Incorporation was filed by the Department of State on the 4th day of October, 2002, was corrected by a Certificate of Correction filed by the Department of State on the 9th day of October, 2002 and was amended and restated pursuant to a Restated Certificate of Incorporation filed by the Department of State on the 20th day of December, 2002.

     THIRD: (a) The Restated Certificate of Incorporation of the Corporation is hereby amended to set the required vote for shareholder approval of a merger or consolidation of the Corporation, a sale, lease, exchange or other disposition of all or substantially all the assets of the Corporation, or a dissolution of the corporation, at a majority of the votes of all outstanding shares of the Corporation entitled to vote thereon.

     (b)  To effect the foregoing amendment, Article SIXTH of the Restated Certificate of Incorporation is hereby deleted in its entirety and a new Article SIXTH is added to the Restated Certificate of Incorporation in its place and stead, reading in its entirety as set forth below:

SIXTH. (a) The required vote for authorization by shareholders of a merger or consolidation of the Corporation, pursuant to Section 903 of the Business Corporation Law, shall be a majority of the votes of the shares of the Corporation entitled to vote thereon. Such vote shall be in addition to any class vote that may be required by Section 903 of the Business Corporation Law.

(b) The required vote for approval by shareholders of a sale, lease, exchange or other disposition of all or substantially all the assets of the Corporation, pursuant to Section 909 of the Business Corporation Law, shall be a majority of the votes of all outstanding shares of the Corporation entitled to vote thereon.

(c) The required vote for authorization by shareholders of a dissolution of the Corporation, pursuant to Section 1001 of the Business Corporation Law, shall be a majority of the votes of all outstanding shares of the Corporation entitled to vote thereon.

     FOURTH: (a) The Restated Certificate of Incorporation of the Corporation is hereby amended to eliminate the personal liability of the directors to the Corporation or its shareholders for damages for any breach of duty in such capacity to the maximum extent permitted by the Business Corporation Law.

     (b)  To effect the foregoing amendment, a new Article NINTH is hereby added to the Restated Certificate of Incorporation, reading in its entirety as set forth below:

NINTH: Pursuant to Section 402(b) of the Business Corporation Law, the liability of the Corporation’s directors to the Corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     FIFTH: These amendments to the Restated Certificate of Incorporation of the Corporation were authorized in the following manner: the amendments were adopted by the board of directors of the Corporation without a meeting by unanimous written consent to resolutions authorizing adoption of the amendments, which resolutions and the written consent thereto were filed with the minutes of the proceedings of the board. The board thereupon submitted the amendments to a vote of shareholders. Notice of meeting was given to each shareholder of record as of April 30, 2003, a record date fixed pursuant to Section 604 of the Business Corporation Law. The amendments were adopted at a meeting of shareholders by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

     IN WITNESS WHEREOF, the undersigned affirm that the statements made herein are true under the penalties of perjury, this 4th day of June, 2003.

HMS HOLDINGS CORP.

By:	/s/	Robert M. Holster

Robert M. Holster, President

By:	/s/	Kathy L. Arendt

Kathy L. Arendt, Secretary

2